IQST – iQSTEL Executes Term Sheet For $60 Million In Strategic Financing

New York, NY – January 6, 2022 - iQSTEL, Inc. (OTCQX: IQST) today released the first update from the CEO, Leandro Iglesias of the new year in an ongoing series of updates in conjunction with the company’s progress toward its previously announced initiative to up-list on to Nasdaq. The CEO’s latest letter to shareholders is included in its entirety below:

Dear Shareholders:

All of us here working at iQSTEL wish all iQSTEL shareholders a Very Happy New Year. We believe this will be a particularly exciting and momentous year for iQSTEL.

In today’s update I am pleased to confirm that we did indeed close on the agreement for $2.75 million in funding reported as “imminent” in my update last week – the last update of 2021. As reported in my last letter, this funding gives iQSTEL the required shareholder equity necessary to meet Nasdaq’s listing requirements.

I am also pleased to announce that with the approval of iQSTEL’s Independent Board of Directors (BOD), I have executed the final term sheet delivered to us from a strategic investor for $60 million in financing. I anticipate a counter signature imminently. The funds are primarily intended to support our merger and acquisition objectives over the next three years.

On behalf of our entire management team and our BOD, I am eminently confident in iQSTEL’s prospects for achieving its intended uplisting to Nasdaq. Our management team has consistently achieved or surpassed its stated goals and forecasts, and I am confident we will continue to perform in the same manner going forward. I anticipate our share price to continue to react to our ongoing progress toward a Nasdaq uplisting, and I remain optimistic in the potential of our share price to organically reach the required price for a Nasdaq uplisting.

The iQSTEL outlook for 2022 is very exciting and I look forward to the updates I anticipate sharing with you in the coming weeks.

Happy New Year,

Leandro Iglesias

CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale.

Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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